SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                         J.P. Morgan & Co. Incorporated
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:


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This filing contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between Chase and J.P. Morgan, including future financial and operating results, Chase's and J.P. Morgan's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of J.P. Morgan's and Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Chase and J.P. Morgan stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the revenue synergies and cost savings from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; and the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause Chase's and J.P. Morgan's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Report on Form 10-K of each of Chase and J.P. Morgan, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov).

Chase has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission containing a preliminary joint proxy statement-prospectus regarding the proposed transaction. Stockholders are urged to read the definitive joint proxy statement-prospectus when it becomes available because it will contain important information. The definitive joint proxy statement-prospectus will be sent to stockholders of Chase and J.P. Morgan seeking their approval of the proposed transaction. Stockholders also will be able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Chase and J.P. Morgan, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the definitive joint proxy statement-prospectus and the SEC filings that will be incorporated by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention: Investor Relations (212-483-2323). Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the materials filed with the SEC by J.P. Morgan and Chase on September 13, 2000 and September 14, 2000, respectively.


                                     # # #

[The following memorandum from Douglas A. Warner III, Chairman and Chief Executive Officer of J.P. Morgan, and William B. Harrison, Jr., Chairman and Chief Executive Officer of Chase, was circulated to employees of J.P. Morgan and Chase.]


October 12, 2000

Dear colleagues,

One month has passed since we announced the merger of J.P. Morgan and Chase, a month marked by intense activity. As we learn more about each other's capabilities, we have come to realize that the opportunities are even broader, the potential even greater than we had anticipated. We are more excited than ever about the value our combined firms will be creating together.

Yet in spite of this extraordinary potential, we have seen a recent decline in Chase's and J.P. Morgan's stock prices. Naturally all of us have been watching this closely, and we think it is important to put the stocks' performance into an industry and market context.

The strategic logic and promise of our merger have been widely understood and embraced by investors. Where investors have reservations, they mostly relate to how fast and well they think we will execute on that promise and to the near-term financial impact on earnings per share. This caused a decline in Chase's share price on the announcement, which we had expected.

However, since the market close on September 13, the day our merger was announced, Chase and Morgan stocks have declined by approximately 25%. The stocks have moved closely together because of the fixed number of Chase shares that Morgan shareholders will receive upon closing.

This decline reflects a difficult market for financial stocks, and is not specific to either Chase or Morgan. To put it in perspective, over the same period the S&P brokerage industry index declined by 22% and the S&P bank index by 16%. Moreover, the large, global investment banking firms that today are our most direct competitors have also seen large declines in their shares. Some examples: Goldman Sachs has declined 27%, Lehman Brothers 25%, Merrill Lynch 20%, and Morgan Stanley 32%.

We urge you not to become distracted by the daily ups and downs of the market. For the many of us who own Chase or J.P. Morgan stock, the fixed exchange ratio of the merger means that each shareholder will receive the agreed upon share of the combined firm, regardless of stock price fluctuations. The market fluctuations have not in the least reduced our commitment to the merger or our enthusiasm about the benefits of combining our two companies.

Market outlooks change over time. Our merger is based on our long-term vision of the value we can create together. If we do a good job on the fundamentals, we will ultimately be rewarded. We are on the right track to building the best firm for the future.


     Sandy Warner                                           Bill Harrison


Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Chase and J.P. Morgan , without charge, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, N.Y. 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention:
Investor Relations (212-483-2323). Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the materials filed with the SEC by each of J.P. Morgan and Chase on September 13 and 14, 2000, respectively.